                                                                    Exhibit 10.7


                           REUNION INDUSTRIES, INC.

                        FORM OF STOCK OPTION AGREEMENT

        Reunion Industries, Inc., a Delaware corporation (the "Company"), hereby grants to [name] (the "Optionee") a non-qualified stock option (the "Option") to purchase a total of [number] of the Company's common stock, par value $.01 per share (the "Common Stock"), at the price determined as provided herein, and in all respects subject to the terms and conditions of The 1998 Stock Option Plan of Reunion Industries, Inc. (the "Plan"), which Plan is incorporated herein in its entirety by reference. Capitalized terms not otherwise defined in this agreement (the "Stock Option Agreement") shall have the meaning given to such terms in the Plan.

        1. Nature of Option. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. Exercise Price. The exercise price of this Option is [price] per share of Common Stock acquired on exercise (the "Exercise Price").

        3. Term of Option. This Option may not be exercised more than 10 years from the date of grant of this Option as set forth herein and may be exercised during such term only in accordance with the terms and conditions of the Plan and this Stock Option Agreement.

        4. Termination of Directorship. If the Optionee's directorship with the Company is terminated for reasons other than Termination for Cause, Disability or death of the Optionee, the vested portion of the option under the terms of this Stock Option Agreement shall remain exercisable for a period of three months after the date of such Termination of Directorship; provided, however, that after the expiration of this 3 month period, this Stock Option Agreement, and the Optionee's right to exercise any vested portion of this Stock Option, shall terminate. If the Optionee's directorship with the Company is terminated because of Disability or death of the Optionee, an option which has vested in accordance with this Stock Option Agreement shall remain exercisable for a period of one year after the date of such Termination of Directorship; provided, however, that after the expiration of this 1-year period, this Stock Option Agreement, and the Optionee's right to exercise any vested portion of this Stock Option, shall terminate. If the Optionee's Directorship qualifies as a Termination for Cause, this Stock Option Agreement, and the Optionee's right to exercise any vested portion of this Stock Option, shall terminate at the commencement of business on the date of such termination.

        5. Term of Employment. This Stock Option shall not grant to Optionee any right to continue serving as a director of the Company.

        6. Exercise of Options. This Stock Option shall be exercisable during its term, subject to the provisions of Sections 3 and 4 hereof and the terms of the Plan, as follows:

                (a) Vesting. This Stock Option shall vest on the date of grant as provided herein, at which time all shares subject to such option are vested and immediately exercisable under the terms and conditions of the Non-Qualified Option Agreement.

                (b) Right of Exercise. This Stock Option is exercisable at any time during the term of this Stock Option Agreement, in whole or in part, to acquire those shares which have vested in accordance with this Stock Option Agreement; provided, however, that this Option may only be exercisable to acquire whole shares of Common Stock.

                (c) Method of Exercise. Subject to Section 2 of the Plan, this Stock Option is exercisable upon delivery of a written notice to the attention of the Secretary of the Company, signed by the Optionee, or such other person than entitled to exercise the Option stating that the Option, or a portion thereof, is exercised, and full payment of the Exercise Price of the Option Shares.

                (d) Method of Payment. Payment of the Exercise Price for the Option Shares purchased under this Option and for payment of any applicable withholding or other applicable employment taxes with respect to this Option shall be delivered, to the attention of the Secretary of the Company, on the effective date of exercise either (i) in cash or (ii) subject to the approval of the Board, any of the other payment methods allowed under Section 5.2(d) of the Plan.

        7. Restrictions on Exercise. This Option may not be exercised if the issuance of such Option Shares or the method of payment of the consideration for such Option Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

        This Option may only be exercised in accordance with the terms and conditions of the Plan and this Stock Option Agreement. If a conflict exists between any term or provision of this Stock Option Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

        8. Nontransferability of Option. During the lifetime of the Optionee, this Option may only be exercised by the Optionee. This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO. The Plan limits the vesting and exercise period of this Option up on disability or death of the Optionee. The terms of this Stock Option Agreement shall be binding on the Optionee's heirs and successors and on the administrators and executors of the Optionee's estate.

     9. Qualification as a Non-Qualified Stock Option. The Optionee understands that this Option is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     10. Independent Legal and Tax Advice. The Optionee has and will obtain independent legal and tax advice regarding the grant and exercise of this Non-Qualified Option and the disposition of any shares of common stock acquired thereby.

     11. Amendment and Termination. The Plan may be amended, modified or terminated at any time by the Board, provided, however, that no amendment or termination of the Plan or this Stock Option Agreement shall, without consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted or awarded.

     12. Governing Law. This Stock Option Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware as they apply to a Delaware.

     IN WITNESS WHEREOF, the Company has as of [date], caused this Stock Option Agreement to be executed on its behalf by its President or any Vice President and Optionee has hereunto set his hand as of the same date, which date is the date of grant of this Option.

                                        REUNION INDUSTRIES, INC.

                                        By:
                                           ----------------------------------


                                        OPTIONEE:


                                        -------------------------------------






                                      -3-